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                                                            Exhibit 23.1 Consent

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Annual Report on Form 10-K of Northway Financial, Inc. of our report dated January 20, 1999, relating to the consolidated balance sheets of Northway Financial, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 1998.

                                        /S/ Shatswell, Macleod & Company, P.C.
                                        --------------------------------------
                                        SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
March 25, 1999